UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2019

YIELD10 BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YTEN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement
Public Offering
On November 15, 2019, Yield10 Bioscience, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company sold, in a registered public offering by the Company (the “Public Offering”), (a) 12,480,000 Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), a warrant to purchase one share of Common Stock, exercisable at a price of $0.20 for a two and one-half year period (a “Series A Warrant”), and a warrant to purchase one share of Common Stock, exercisable at a price of $0.20 for a seven and one-half year period (a “Series B Warrant” and, collectively with the Series A Warrants, the “Warrants”) with each Class A Unit to be offered to the public at an offering price of $0.20 per Class A Unit; and (b) 2,504 Class B Units (the “Class B Units”, and together with the Class A Units, the “Units”), with each Class B Unit consisting of one share of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), a Series A Warrant to purchase 5,000 shares of Common Stock, and a Series B Warrant to purchase 5,000 shares of Common Stock, with each Class B Unit to be offered to the public at an offering price of $1,000 per Class B Unit. The initial conversion price of the Series A Preferred Stock is $0.20 per share.
In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option (the “Overallotment Option”) to purchase up to 15% of the shares of Common Stock (including shares underlying the Series A Preferred Stock) and/or additional Warrants to cover over-allotments, if any, at the public offering price per share of Common Stock and per Warrant, less the underwriting discounts and commissions. The Overallotment Option was exercised in full. Pursuant to the exercise of the Overallotment Option, an additional 3,750,000 shares of Common Stock, 3,750,000 Series A Warrants and 3,750,000 Series B Warrants were issued at the closing of the Public Offering, which took place on November 19, 2019. The Units were not certificated, and the shares of Common Stock, Series A Preferred Stock and Warrants comprising such Units are immediately separable and were issued separately in the Public Offering. The Units were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-233683), as amended, as initially filed with the Securities and Exchange Commission (the “Commission”) on September 9, 2019, as amended on October 11, 2019, November 8, 2019 and November 12, 2019, and declared effective by the Commission on November 14, 2019 (the “Registration Statement”).
Following the completion of the Public Offering as of November 19, 2019, the Company had outstanding 28,797,582 shares of Common Stock.
Subject to certain exceptions, if, after the four-year anniversary of the issuance of the Series B Warrants, (i) the volume weighted average price of the Common Stock for each of 20 consecutive trading days, which period commences on the closing date, exceeds 300% of the exercise price (subject to adjustments for stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such period exceeds $175,000 per trading day and (iii) the Series B Warrant holders in question are not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company, then the Company may call for cancellation of all or any portion of the Series B Warrants then outstanding.
Private Placement
On November 14, 2019, the Company entered into a Securities Purchase Agreement with Jack W. Schuler, the Company’s largest shareholder, and entities related to him (together, the “Investors”). Pursuant to the terms of the Securities Purchase Agreement, the Company sold to the Investors an aggregate of 5,750 unregistered units, with each unit consisting of one share of Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), Series A Warrants to purchase 5,000 shares of Common Stock, exercisable at a price of $0.20, and Series B Warrants to purchase 5,000 shares of Common Stock, exercisable at a price of $0.20, at a price of $1,000 per unit in a private placement (the “Private Placement”), for gross proceeds of approximately $5.4 million before transaction costs. Prior to the closing of the Private Placement, Jack W. Schuler beneficially owned approximately 40% of the issued and outstanding shares of Common Stock.
The Securities Purchase Agreement contains customary representations, warranties and covenants by the Company, customary indemnification obligations of the Company and the Investors, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The securities issued in the Private Placement were offered in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws. Each of the Investors is an “accredited investor” as defined in Rule 501(a) under the Securities Act.
Item 3.02. Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above under “Private Placement” is hereby incorporated into this Item 3.02 by reference.
Item 5.03   Amendments to Articles of Incorporation; Change in Fiscal Year.
Series A Preferred Stock
In connection with the Public Offering, on November 18, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series A Certificate of Designation provides for the issuance of the shares of Series A Preferred Stock. With certain exceptions, the shares of Series A Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.
With certain exceptions, as described in the Series A Certificate of Designation, the shares of Series A Preferred Stock have no voting rights. However, as long as any shares of Series A Preferred Stock remain outstanding, the Series A Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, (b) increase the number of authorized shares of Series A Preferred Stock, or (c) effect a stock split or reverse stock split of the shares of Series A Preferred Stock or any like event.
Each share of Series A Preferred Stock is convertible at any time at the holder’s option into a number of shares of Common Stock equal to $1,000.00 per share divided by the Conversion Price. The “Conversion Price” is initially $0.20, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions as specified in the Series A Certificate of Designation. Notwithstanding the foregoing, the Series A Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series A Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series A Preferred Stock (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.
Additionally, subject to certain exceptions and limitations, the Company will have the right to cause each holder of the Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock in the event that (i) the volume weighted average price of the Company’s common stock for each of 30 consecutive trading days exceeds 300% of the conversion price of the preferred stock issued in this offering (subject to adjustment for stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such measurement period exceeds $175,000 per trading day and (iii) the holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company.
Series B Preferred Stock
In connection with the Private Placement, on November 18, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series B Certificate of Designation provides for the issuance of the shares of Series B Preferred Stock.
The Series B Preferred Stock has various rights that are superior to other securities issued by the Company. Specifically, the Series B Preferred Stock is redeemable for cash at the election of the holders if an amendment to the Company’s Amended and Revised Certificate of Incorporation to implement an increase in the number of authorized shares of Common Stock (the “Charter Amendment”) has not occurred within twelve months of issuance of the Series B Preferred Stock. Further, the Series B Preferred Stock has a cumulative quarterly dividend right, payable starting March 31, 2020, pursuant to which the holders of the Series B Preferred Stock will be entitled to receive a dividend equal initially to (i) 2% of the stated value of the Series B Preferred Stock plus (ii) all accrued and unpaid dividends, which dividends are payable in additional shares of Series B

Preferred Stock. The dividend rate will increase by 2% on each quarterly dividend payment date for as long as the Series B Preferred Stock remains outstanding. In the event of a liquidation of the company, holders of the Series B Preferred Stock would be paid the stated value of the Series B Preferred Stock plus the amount of the accrued dividends to the point of liquidation prior to any payment to holders of junior securities, including the common stock. The holders of the Series B Preferred Stock will also have the right to approve specified corporate transactions, including the issuance of any securities that would be senior to the Series B Preferred Stock, material changes in the Company’s business, material acquisitions of assets, appointments of new executive officers, liquidations, repurchases of shares, and other matters as set forth in the Series B Certificate of Designation.
Upon the approval of the Charter Amendment, each share of Series B Preferred Stock shall automatically convert into that number of shares of Common Stock determined by dividing the value of such share of Series B Preferred Stock by a conversion price of $0.20.
Subject to certain exceptions and limitations, the Company will have the right to cause each holder of the Series B Preferred Stock to convert all or part of such holder’s Series B Preferred Stock in the event that (i) the volume weighted average price of the Company’s common stock for each of 30 consecutive trading days exceeds 300% of the conversion price of the Series B Preferred Stock (subject to adjustment for stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such measurement period exceeds $175,000 per trading day and (iii) the holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company.
The foregoing summaries of the Underwriting Agreement, Series A Preferred Stock, Series B Preferred Stock, Warrants, and Securities Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 3.1, 3.2, 4.1 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.
Item 8.01.  Other Events.
On November 19, 2019, the Company issued a press release announcing that it had closed the Public Offering and the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated as of November 15, 2019, by and between Yield10 Bioscience, Inc. and Ladenburg Thalmann & Co. Inc. as representative of the several underwriters, if any, named on Schedule I thereto.

3.1	Certificate of Designation of Preferences, Rights and Limitations with respect to the Series A Preferred Stock.

3.2	Certificate of Designation of Preferences, Rights and Limitations with respect to the Series B Preferred Stock.

4.1	Form of Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement, dated as of November 14, 2019, by and between Yield10 Bioscience, Inc. and the Investors listed on Schedule I thereto.

99.1	Press release dated November 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

Date: November 19, 2019	By:	/s/ Oliver Peoples
Oliver Peoples
President and Chief Executive Officer